RESTATED TRUST AGREEMENT
                           FOR
                  THRIFT PLAN TRUST FOR
   EMPLOYEES OF SYSTEMATICS INFORMATION SERVICES, INC.
               AND PARTICIPATING AFFILIATES
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                    TABLE OF CONTENTS


ARTICLE                                                PAGE

I    DEFINITIONS                                         2

     1.1   Definitions                                   2
     1.2   Pronouns and Gender                           3
     1.3   Headings                                      4

II   POWERS, DUTIES AND IMMUNITIES OF TRUSTEE            4

     2.1   Investment of Trust                           4
     2.2   Claims Against Trust                          7
     2.3   Borrowing                                     8
     2.4   Voting and Other Rights with Respect
             to Securities                               8
     2.5   Registration of and Title to Property         8
     2.6   Appointment of Agents, Attorneys,
             Accountants, and Other Consultants
             and Advisors                                9
     2.7   Deposit of Funds                              9
     2.8   Consultation with Counsel                    10
     2.9   Authority of Trustee                         10
     2.10  Court Action Not Required                    10
     2.11  Good Faith and Reasonable Prudence           11
     2.12  Directions to Trustee                        11
     2.13  Payment of Taxes; Indemnity                  12
     2.14  Compensation and Expenses                    12
     2.15  Investment Funds; Designation of
             Investment Manager; Investment in
             Master Trust or any Other
             Collective Trust                           13
     2.16  Records and Reports                          16
     2.17  Contributions                                17
     2.18  Indemnification                              17

III  DISPOSITION OF TRUST                               18

     3.1   Disposition Prior to Termination             18
     3.2   Disposition Upon Termination                 18
     3.3   Payments by Trustee                          19
     3.4   No Reversion of Trust                        19

IV   SUCCESSION TO TRUSTEESHIP                          19

     4.1   Resignation of Trustee                       19
     4.2   Removal of Trustee                           20
     4.3   Appointment of Successor Trustee             20

V    AMENDMENT                                          21
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VI   MISCELLANEOUS                                      21

     6.1   Governing Law                                21
     6.2   Duration of Trust                            21
     6.3   No Rights Against Trustee                    22
     6.4   No Assignment or Alienation of
             Equitable Interest in Trust                22
     6.5   Parties Bound by Agreement                   22
     6.6   No Guarantees                                22
     6.7   Effect of Invalidity of
             Unenforceability of Provision              23
     6.8   Incorporation by Reference                   23
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                 RESTATED TRUST AGREEMENT
                           FOR
                  THRIFT PLAN TRUST FOR
   EMPLOYEES OF SYSTEMATICS INFORMATION SERVICES, INC.
               AND PARTICIPATING AFFILIATES

               THIS AGREEMENT, made at                ,

         , as of the 1st day of January, 1993, by and between

Systematics Information Services, Inc., a Delaware corporation

(hereinafter the "Company"), with its principal office in

Little Rock, Arkansas, and NationsBank of Texas, N.A., a

national banking association authorized to carry on a trust

business (hereinafter the "Trustee"), with its principal

office in                 ,            .


                   W I T N E S S E T H:

               WHEREAS, under trust agreement dated

December 12, 1985, there is maintained a trust for the purpose of providing benefits under the Thrift Plan for Employees of

Systematics Information Services, Inc. and Participating

Affiliates (hereinafter the "Plan"); and

               WHEREAS, it is desired hereby to amend the

trust agreement and to restate in their entirety the

provisions of the trust agreement as so amended;

               NOW, THEREFORE, it is agreed by and between the

parties hereto that the trust agreement dated

December 12, 1985, shall be and the same hereby is amended and restated in its entirety, and all assets presently held in the trust, and all funds and property hereafter contributed to it pursuant to the provisions of this Agreement or

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the Plan, together with the increments, proceeds, investments,

and reinvestments thereof and the income therefrom, shall

hereafter be held, administered, and distributed by the

Trustee, in trust, for the uses and purposes and upon the

terms and conditions hereinafter set forth.


                        ARTICLE I

                       DEFINITIONS

               1.1  Definitions.  For purposes hereof, each of

the following words and phrases shall have the meanings set

forth in this Article I, unless a different meaning is clearly required by the context.

               (a)  The "Code" means the Internal Revenue Code

of 1986, as amended from time to time.  Reference to a section of the Code shall include the section and any comparable

section or sections of any future legislation that amends,

supplements, or supersedes the section.

               (b)  "Company" means Systematics Information

Services, Inc., a Delaware corporation, and its corporate

successors.

               (c)  "Employer" means the Company, and any

subsidiary of the Company, or any other entity that has

adopted the Plan as an Employer as therein provided and has

not withdrawn from the Plan.

               (d)  "ERISA" means the Employee Retirement

Income Security Act of 1974, as amended from time to time.

Reference to a section of ERISA shall include the section

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and any comparable section or sections of any future legis-

lation that amends, supplements, or supersedes the section.

               (e)  "Pension Investment Committee" means the

committee with respect to the Trust appointed by the Board of

Directors of ALLTEL Corporation.

               (f)  "Plan" means the Thrift Plan for Employees

of Systematics Information Services, Inc. and Participating

Affiliates as in effect on the date of this Agreement (copies of which has been furnished to the Trustee) and all amendments and modifications thereof hereafter made.

               (g)  "Trust" means the trust heretofore

maintained under trust agreement dated December 12, 1985, and currently maintained under this Agreement, which trust is

called the Thrift Plan Trust for Employees of Systematics,

Inc. and Participating Affiliates, and all assets comprised

within it.

               (h)  "Trustee" means NationsBank of Texas,

N.A., and any successor Trustee named in accordance with this

Agreement.

               1.2  Pronouns and Gender.  The masculine

pronoun, wherever used herein, includes the feminine and the feminine pronoun, wherever used herein, includes the

masculine, in any case so requiring.  Wherever used herein,

the singular includes the plural and the plural includes the singular, in any case so requiring.

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               1.3  Headings.  The headings and subheadings

set forth in this Agreement have been included for convenience of reference only and are not to be considered in construction of the provisions hereof.


                        ARTICLE II

         POWERS, DUTIES AND IMMUNITIES OF TRUSTEE

               2.1  Investment of Trust.  Subject to the

provisions of Section 2.15, the Trustee shall have the fol-

lowing powers, duties, and responsibilities in the adminis-

tration of the Trust:

               (a)  to invest and reinvest all or any
     part of the Trust, including both principal and income, in securities, real estate, and other property as may be selected by it, irrespective of any limitation prescribed by law or custom upon the investments of trustees;

               (b)  to purchase annuities or otherwise
     insure the payment of benefits under a contract or contracts with an insurance company or companies, and to hold and retain the contract or contracts as part of the Trust;

               (c)  to invest and reinvest all or any
     part of the Trust under an insurance contract or contracts which contain provisions relating to a guaranteed rate of return on the investment;

               (d)  to sell, lease, exchange, or other
     wise dispose of all or any part of the Trust at the prices, upon the terms and conditions, and in the manner as it shall determine, including the right to lease, with or without option to purchase, for any term, irrespective of the period of the Trust, including the right to surrender or cancel any insur-ance or annuity contract or contracts at any time held in the Trust;

               (e)  to exercise, buy, or sell rights of
     conversion or subscription;

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               (f)  to enter into or oppose any plan of
     consolidation, merger, reorganization, capital readjustment, or liquidation of any corporation or other issuer of securities held hereunder (including any plan for the sale, lease, or mortgage of any of its property or the adjustment or liquidation of any of its indebtedness) and, in connection with any plan noted above, to enter into any security holders' agreement, to deposit securities under the agreement, and to pay assessments or subscriptions from the other assets held hereunder;

               (g)  to retain in cash, and to keep un
     productive of income, the portion of the Trust as it shall determine, having regard for the cash requirements of the Trust;

               (h)  to establish a separate trust or an
     agency or custodial account, with any bank organized under the national banking laws of the United States or under the banking laws of any State of the United
     States and authorized to carry on a trust business, into which the Trustee may deposit, and from which it may withdraw, all or any portion of the assets of the Trust; and

               (i)  to transfer to and invest all or any
     part of the Trust property in the ALLTEL Corporation
     Master Trust or in any other collective investment trust for the investment of tax-qualified plan assets that constitutes an exempt trust within the meaning of the Code and that is then maintained by a bank or trust company when acting as Trustee, co-
     Trustee, agent for the Trustee, or as an "Investment
     Manager" (as defined in Section 2.15) or by a bank or trust company that is a subsidiary of, or under common control with, the bank or trust company acting as Trustee, co-Trustee, agent for the Trustee, or Investment Manager; and the instrument establishing any collective investment trust, as amended from time to time, shall govern any in vestment therein, which instrument is hereby made a part of this Agreement as if fully set forth herein.

               (j) to transfer to and invest all or any part of the Trust property in any mutual fund, including if at the direction of an Investment Manager one or more of such mutual funds which are maintained, sponsored or advised by the Trustee or one of the Trustee's affiliates.

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               (k)  with the written consent of the Pension
     Investment Committee, to loan any securities, foreign or domestic, to brokers or dealers and to secure the same in any manner, and during the term of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others.

               (l)  with the written consent of the Pension
     Investment Committee, to purchase enter, sell, hold and generally deal in any manner in and with contracts for the immediate or future delivery of financial instruments of any issuer or of any other property.

               (m)  with the written consent of the Pension
     Investment Committee, to grant, purchase sell, exercise, permit to expire, permit to be held in escrow, and other wise to acquire, dispose of, hold and generally deal in any manner with and in all forms of options in any combination.

The term "securities", whenever used in this Agreement, shall be deemed to refer to any intangible personal property, or

part interest therein, including but without being limited to governmental, corporate or personal obligations, trust and

participation certificates, leaseholds, fee titles, mortgages,

preferred and common stocks (including stock of the Company

and stock of the Trustee or any affiliated corporation),

certificates of deposit, put and call options and other option contracts of any type, foreign or domestic whether or not

traded on any exchange, contracts for future or immediate

receipt or delivery of property, contracts relating to the

lending for property, evidences of indebtedness or ownership in foreign corporations or other enterprises, or indebtedness of foreign governments, limited partnerships, joint ventures,

insurance contracts, and any other evidences of indebtedness or ownership, without being limited to the classes of property in which

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trustees are authorized to invest trust funds by any law, or any rule of court of any State and without regard to the

proportion any such property may bear to the entire amount of the Trust assets.  Notwithstanding the foregoing provisions of this Section 2.1, the Trustee shall not acquire or hold any

employer security unless it is a qualifying employer security and shall not acquire or hold any employer real property

unless it is qualifying employer real property; moreover, the

Trustee shall not acquire or hold any qualifying employer

security or qualifying employer real property in violation of the provisions of Section 407(a) of ERISA.  The terms

"employer security", "qualifying employer security", "employer real property", and "qualifying employer real property" shall have the meanings provided in Section 407(d) of ERISA.

Subject to the provisions of the Plan and the other provisions of this Agreement, up to 100% of the assets of the Trust may be invested in qualifying employer securities and/or qualifying employer real property.

               2.2  Claims Against Trust.  The Trustee is

empowered to compromise and adjust any and all claims, debts,

or obligations in favor of or against the Trust, whether in

litigation or not, upon those terms and conditions as it shall determine, and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon, default or otherwise enforce any claim, debt or obligation.

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               2.3  Borrowing.  Subject to the provisions of

Section 2.15, the Trustee is empowered to make advances or

borrow money upon those terms and conditions as it deems

desirable or proper for the improvement, protection, preser-

vation, or other best interest of the Trust.  For the

repayment of any advance with interest, the Trustee shall have a lien upon the assets of the Trust, and for any sum so

borrowed may issue its promissory note as Trustee and secure the repayment thereof by mortgaging or pledging any part or

all of the assets of the Trust.

               2.4  Voting and Other Rights with Respect to

Securities.  The Trustee is empowered to exercise the voting and any other rights appurtenant to any securities held under the "ALLTEL Stock Fund" (as defined in Section 2.15), and,

subject to Section 2.15, to exercise the voting and any other rights appurtenant to any other securities held under the

Trust, either in person or by proxy, and to execute proxies or powers of attorney to any one or more persons.  Subject to the provisions of Section 2.15, the applicable Investment Manager is empowered to exercise the voting and any other rights

appurtenant to any securities held under the investment fund with respect to which he has been appointed Investment

Manager, either in person or by proxy, and to execute proxies or powers of attorney to any one or more persons.

               2.5  Registration of and Title to Property.

The Trustee is empowered to register or take title to

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securities or other property in its own name, or in the name of its nominee without disclosing the Trust, or to hold the

same in bearer form, without disclosure that the property is held in a fiduciary capacity, and to deposit property with any depository; except that the Trustee shall be responsible for the acts of its nominee or any loss which may result from

property held in the above manner instead of in its name as

Trustee.

               2.6  Appointment of Agents, Attorneys, Ac-

countants, and Other Consultants and Advisors.  The Trustee,

the Company, the plan administrator of the Plan, and the

Pension Investment Committee are empowered to employ those

agents, attorneys, accountants, and other consultants and

advisors as they may deem necessary or proper in connection

with their duties hereunder, and to determine and pay or cause to be paid from the Trust the reasonable compensation and

expenses of those agents, attorneys, accountants, and other

consultants and advisors (including for this purpose any

Investment Manager appointed hereunder).  Neither the Trustee,

the Company, the plan administrator of the Plan, nor the

Pension Investment Committee shall be liable for any neglect,

omission, or wrongdoing of any agent, attorney, accountant or other consultant or advisor if reasonable care shall have been exercised in his selection and retention.

               2.7  Deposit of Funds.  The Trustee is

empowered to deposit funds, pending investment or

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distribution thereof, in its own banking department or the

banking department of any of its affiliates or in any bank or insured savings and loan association organized under the

national banking laws of the United States or under the laws of any state; and it is authorized to accept regulations

covering the withdrawal of funds so deposited as it shall deem proper.

               2.8  Consultation with Counsel.  The Trustee

may consult with counsel selected by it, who may be of counsel for the Employer, the plan administrator of the Plan, or the

Pension Investment Committee, as to any matters or questions arising hereunder, and the opinion of counsel shall be full

and complete authority and protection in respect to any action taken, suffered, or omitted by the Trustee in good faith and in accordance with the opinion of counsel.

               2.9  Authority of Trustee.  The Trustee is

authorized to execute and deliver any and all instruments and to perform any and all acts which may be necessary or proper to enable it to discharge its duties under this instrument and to carry out the powers and authority conferred upon it.

               2.10  Court Action Not Required.  The powers

and authority herein conferred upon the Trustee shall be

exercised by it without the necessity of applying to any court for leave or confirmation.  No person, firm, or corporation

dealing with the Trustee shall be required to

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ascertain whether the Trustee shall have obtained the approval of any court or of any person to any action which it may

propose to take hereunder, but every person, firm, or

corporation shall be protected in relying solely upon the

deed, transfer, or assurance of the Trustee.

               2.11  Good Faith and Reasonable Prudence.  The

Trustee shall be obligated to exercise good faith and

reasonable prudence in the performance of its duties here-

under.

               2.12  Directions to Trustee.  The Trustee shall

have no responsibility with respect to any matter or thing

contained in any instrument of any kind affecting, or which

might affect, the provisions of this Agreement unless and

until a certified or executed copy thereof shall be filed with it by the Company, the plan administrator of the Plan, or the

Pension Investment Committee, as appropriate.  Any written

direction, approval, or other document signed in the name of the Company by an authorized officer thereof, in the name of the plan administrator of the Plan by a duly authorized

individual, or in the name of the Pension Investment Committee by a member thereof or the Secretary thereto, shall be

conclusively deemed to constitute the written direction,

approval, or other document of the Company, the plan

administrator of the Plan, or the Pension Investment

Committee, and the Trustee shall be fully protected in relying thereon.

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               2.13  Payment of Taxes; Indemnity.  The Trustee

is empowered to pay out of the assets of the Trust, as a

general charge thereon, any and all taxes of whatsoever nature assessed on or in respect thereto; except that if the Company shall notify the Trustee in writing that in the opinion of its counsel a particular tax is not lawfully assessed, the

Trustee, if so requested by the Company, shall contest the

validity of that tax in any manner deemed appropriate by the

Company or its counsel.  The word "taxes", as used herein,

shall be deemed to include any interest or penalties assessed in respect to the taxes.  Unless the Trustee shall first have been indemnified to its satisfaction, the Trustee shall not be required to contest the validity of any tax, to institute,

maintain, or defend against any other action or proceeding, or to incur any other expense in connection with the Trust,

except to the extent that the same is sufficient therefor.

               2.14  Compensation and Expenses.  The Trustee

and any Investment Manager hereunder shall be entitled to

reasonable compensation for its services as the Company and

the Trustee or th